Exhibit 10.28

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment ("Amendment") to the Employment Agreement ("Agreement") executed between Exigent International, Inc. and Don F. Riordan, Jr. dated June 11, 1997 is entered into as of October 27, 1998 between Exigent International, Inc. ("Exigent"), a corporation duly authorized and existing under the laws of the State of Delaware with a principal place of business at 1225 Evans Road, Melbourne, Florida 32904 and Don F. Riordan, Jr. ("Employee"), an individual domiciled at 414 La Costa Street, Melbourne Beach, FL 32951.

NOW, THEREFORE, for one dollar and other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Exigent and Employee hereby agree as follows:

1. Executive Incentive Program for FY98(b). Exigent and Employee agree that the Executive Incentive Plan Summary for fiscal year 1998(b) (i.e., February 1, 1998 through December 31, 1998) attached hereto as Attachment "1" of this Amendment shall form an integral part of Exhibit "B" to the Agreement and shall contain the parameters for any incentive compensation to be awarded to Employee in the fiscal year of 1998(b).

2. Corporate Goals. Exigent and Employee agree that the incentive compensation tied to the financial performance of Exigent as identified in Attachment "1" hereto is subject to the attainment of Employee's corporate goals described in Attachment "2", attached hereto and incorporated herein by this reference. One hundred (100) percent of the incentive compensation set forth in Attachment "1" shall be earned if and only if one hundred percent of the corporate goals set forth in Attachment "2" are fulfilled. An internal compensation committee shall be established by the CEO for Exigent to determine whether the corporate goals have been fulfilled. In the event less than one hundred (100) percent of the corporate goals are fulfilled, the compensation committee may make a pro-rata award of incentive compensation. All determinations by said compensation committee shall be final and binding.

3. Ratification and Approval. In all other respects the Agreement is hereby ratified by Exigent and Employee and remains in full force and effect, as previously amended. The FY1998(b) executive compensation program supersedes any and all prior compensation plans in effect for FY1998(b).

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above and is retroactively effective from February 1, 1998.

For Exigent:                                        For Employee:
Exigent International, Inc.                         Don F. Riordan, Jr.


By: /s/ B.R. Smedley                                By: /s/ Don F. Riordan, Jr.
    -----------------------                             ------------------------
     B.R. "Bernie" Smedley,
     Chief Executive Officer

                                                                    Attachment 1

                     Annual Executive Incentive Plan Summary
                             Chief Financial Officer

I.   Executive Target Incentive  Payments

     Target incentive payments are based on market competitive incentive levels. The target incentive payment for this position is:

     |X|      CFO:  40% of base salary

II.  Incentive Plan Financial Goals and Plan Effectivity

     Corporate and Business Unit financial goals for 1998(b) are as follows:

                                    Corporate
                           Revenue                 Earnings
                         $36 Million             $2.0 Million

          The Annual Incentive Plan will be implemented only if the following earning goal is met for 1998(b)

     |X|  80% of 1998(b) corporate earnings target is met, i.e., $1.6 Million

III. Executive Incentive Plan Performance Measures and Weights

     |X| The following table summarizes the performance measures applicable to the plan participant:

   Employee       Title       Corporate Financial Goals Percentage       Business Unit Financial Goals      Individual
                                                                                   Percentage                 Goals
                                                                                                            Percentage
                            Revenue     Earnings      Share       EPS      Revenue    Operating Profit
                                                      Price                              (after tax)
Don Riordan        CFO        15%          60%         10%        10%       N/A             N/A                 5%

IV.  Payout  Calculation

     The following matrix will be used to establish the payout a participant will receive for Corporate, Business Unit, or individual performance for each goal:

Level of Corporate, Business Unit,
 or Individual Performance                          Incentive Payout
---------------------------------------     ------------------------------------
Less than 80% of target performance             0% of target incentive
80% of target performance                      20% of target incentive
80% - 100% of target  performance              20% - 100% of target incentive
                                                (straight line interpolation)
100% of target  performance                    100% of target incentive
100% - 125% of target performance              100% - 125% of target incentive
                                                (straight line interpolation)
125% of target performance                     200% of target incentive

VI.  Payout Method

     |X| Bonuses will be paid in a combination of 50% cash, and 50% stock grants. Participants may elect for all or part of the cash portion of their bonus paid in stock instead of cash. The number of shares will be calculated based on the closing stock price on the last day of the fiscal year

     |X| For example, if a $10,000 incentive payment was earned, and the stock price is $5.00, the participant would receive $5,000 cash (less withholding tax) and would be granted 1,000 shares of stock.

                                                                    Attachment 2

                                 Corporate Goals
                          FY'98(b) Bonus Award Program
                                   Don Riordan


       FY98(b) Goals              CFO     Achieved           Comments
 CORPORATE MEASURES
  o Meet Corporate financial                        Bonus amount determined by
    objectives (based on 11                         by Company performance
    month fiscal year)                              1998(b) Exeuctive Incentive
   -   Revenue 36M (20%)          15                Incentive Program Payout
   -   Earnings 2M (60%)          60                Matrix

  o Increase Share Price                            Points will be prorated for
    from $3.125 (2/1/98)                            the percent of achieved goal
    to $5.00 (12/31/98)           10

 o  Increase Earnings Per                           Points will be prorated for
    Share (EPS) to $.39                             the percent of achieved goal
    (12/31/98)                    10

   CORPORATE TOTAL                95%

                                Individual Goals
                          FY'98(b) Bonus Award Program
                                   Don Riordan


FY98(b) Individual Goals             CFO        Achieved            Comments

QUALITY
-    On-Time SEC filings                                 Points will be prorated
-    Forms 3, 4, 5                   2.5                 for the percent of
-    Annual Reports                                      achieved goal
-    Quarterly Reports
QUALITY TOTAL                        2.5
NEW BUSINESS DEVELOPMENT
-    Acquisitions                                        Points will be prorated
-    Complete Due Diligence &        2.5                 for the percent of
     management recommendations                          of achieved goal
     for acquisition candidates
-    Review of potential acquisition
     candidates
-    Integration of acquired entities

   NEW BUSINESS DEV. TOTAL          2.5
   INDIVIDUAL TOTAL                  5%
   GRAND TOTAL                     100%